Exhibit 5.3

Advocaten
Notarissen
Belastingadviseurs

To Turlock B.V.			Claude Debussylaan 80
Europalaan 210			P.O. Box 75084
7559 SC Hengelo			1070 AB Amsterdam
The Netherlands

T +31 20 577 1771
F +31 20 577 1775

Date 18 May 2023		F.J.M. Hengst
E ferdinand.hengst@debrauw.com
Our ref.	M40550746/2/20738064	T +31 20 577 1956
F +31 20 577 1775

Re:

Dear Sir/Madam,

Turlock B.V. (the “Guarantor”)

USD 500,000,000 4.350% Notes due 2028 (the “Notes”)

1	Introduction

De Brauw Blackstone Westbroek N.V. (“De Brauw”, “we”, “us” and “our”, as applicable) acted as Dutch legal adviser to the Guarantor in connection with the Registration.

In addition, we act as Dutch legal adviser to the Guarantor in connection with the issue of the Notes.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion (including all terms used in it) is to be construed in accordance with Dutch law. It is limited to Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in effect on the date of this opinion and accordingly, we do not express any opinion on other matters such as (i) matters of fact, (ii) the commercial and non-legal aspects of the issue of the Notes and the transaction pursuant to the Agreements and (iii) the correctness of any representation or warranty included in the Agreements.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

3	Scope of Inquiry

We have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)	A copy of:

(i)	each Agreement signed by the Guarantor;

(ii)	the Registration Statement, including the Base Prospectus;

(iii)	the Preliminary Prospectus Supplement; and

(iv)	the Prospectus Supplement.

(b)	A copy of:

(i)	the Guarantor’s deed of incorporation dated 9 January 2008 and its current articles of association dated 11 January 2018, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii)	each Trade Register Extract.

(c)	A copy of each Corporate Resolution.

(d)	A copy of each Power of Attorney.

In addition, we have obtained the following confirmations on 17 May 2023:

(e)	Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Guarantor is not included on any Sanctions List.

(f)

(i)	Confirmation through https://insolventies.rechtspraak.nl; and

(ii)	confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Guarantor is not registered as being subject to Insolvency Proceedings.

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We have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. Our examination has been limited to the text of the documents and we have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4	Assumptions

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)

(A)	Each signature, including each Electronic Signature, is the genuine signature of the individual concerned; and

(B)	in relation to any Electronic Signature (other than any qualified electronic signature (elektronische gekwalificeerde handtekening)), the signing method used for that Electronic Signature is sufficiently reliable, taking into account the purpose for which that Electronic Signature was used and all other circumstances.

(iii)	Each confirmation referred to in paragraph 3 is true.

(iv)	Each Agreement has been signed by all parties, all Notes have been or will have been issued and the Prospectus Supplement has been or will have been filed with the SEC, in each case in the form referred to in this opinion.

(b)

(i)	Each Corporate Resolution has been duly adopted and remains in force without modification.

(ii)	No advice from any works council is required in respect of the Guarantor’s entry into the Agreements and decision to guarantee the Notes under the Dutch Works Council Act (Wet op de ondernemingsraden).

(c)	The most recent Trade Register Extract remains up to date.

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(d)	The Guarantor and the Issuer subsidiaries of the Parent.

(e)

(i)	Where required, the Notes have been or will have been validly authenticated in accordance with the Indenture.

(ii)	Each Power of Attorney remains in force without modification and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign any Agreement on behalf of the Guarantor under each Power of Attorney, adversely affects the existence and extent of that authority as expressed in that Power of Attorney.

(f)

(i)	Any Notes offered to the public in the Netherlands have been, are and will be so offered in accordance with the Prospectus Regulation and the Offer Regulations.

(ii)	The Notes have not been, are not and will not be admitted to trading on the regulated market of Euronext Amsterdam or on any other regulated market in the Netherlands.

(iii)	At the time when it disposed or disposes of the Notes in the context of the offer of the Notes, neither the Issuer nor the Guarantor possessed or possesses inside information (voorwetenschap) in respect of the Issuer or the Guarantor or the trade in the Notes.

(g)	The Issuer does not qualify as a bank (bank) within the meaning of the Wft.

5	Opinion

Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to us, we are of the following opinion:

(a)	The Guarantor has been incorporated and exists as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

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(b)

(i)	The Guarantor has the corporate power to enter into and perform each Agreement.

(ii)	The Guarantor has taken all necessary corporate action to authorise its entry into and performance of each Agreement.

(c)	The Guarantor’s entry into and performance of each Agreement does not violate Dutch law or its articles of association.

6	Qualifications

This opinion is subject to the following qualifications:

(a)	This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) any other collective judicial or administrative proceeding in any jurisdiction pursuant to a law relating to insolvency, (d) other rules regulating conflicts between rights of creditors, or (e) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)	If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of, or provides or agrees to provide security for, any of another person’s obligations and any other legal act having a similar effect) is not in the entity’s interest, the act may (i) exceed the entity’s corporate or other power and (ii) violate its articles of association.

(c)	Enforceability of each Agreement and the Notes may be limited under the Sanctions Act 1977 (Sanctiewet 1977) or otherwise by international sanctions.

(d)

(i)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

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(ii)	A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

(e)	We do not express any opinion on:

(i)	the validity, binding effect or enforceability of any Agreement and the Notes; and

(ii)	(i) tax matters, (ii) anti-trust, state-aid or competition laws, (iii) financial assistance, (iv) sanctions laws, (v) in rem matters, (vi) any laws that we, having exercised customary professional diligence, could not be reasonably expected to recognize as being applicable to the Agreements or the transaction pursuant to the Agreements to which this opinion relates, (vii) the validity and enforceability of the submission to exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the County and City of New York included in the Indenture and (viii) any representations, warranties or other statements contained in the Agreements.

7	Reliance

(a)	This opinion:

(i)	is an exhibit to a current report on Form 8-K, which Form 8-K will be incorporated by reference into the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose;

(ii)	may not be supplied, and its contents may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Form 8-K.

(b)	The Issuer may:

(i)	file this opinion as an exhibit to a current report on Form 8-K; and

(ii)	refer to De Brauw giving this opinion under the heading “Legal Opinions” in the Prospectus Supplement which is a part of the Registration Statement.

The previous sentence is no admittance from us (or De Brauw) that we are (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

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(c)	Each person accepting this opinion agrees, in so accepting, that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)	the agreement in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law;

(iii)	this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature; and

(iv)	the agreements in this paragraph 7 apply in addition to, and do not set aside, De Brauw’s terms and conditions of business.

(signature page follows)

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Yours faithfully, /s/ De Brauw Blackstone Westbroek N.V. De Brauw Blackstone Westbroek N.V.

Ferdinand Hengst

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Annex – Definitions

In this opinion:

“Agreements” means:

(a)	the Indenture;

(b)	the Third Supplemental Indenture;

(c)	the Terms Agreement; and

(d)	the Guarantee.

“Base Prospectus” means the base prospectus included in the Registration Statement.

“BW” means the Civil Code (Burgerlijk Wetboek).

“Corporate Resolution” means each of:

(a)	the September 2021 Board Resolution; and

(b)	the May 2023 Board Resolution.

“De Brauw” means De Brauw Blackstone Westbroek N.V. , and “we”, “us” and “our” are to be construed accordingly.

“Dutch law” means the law directly applicable in the Netherlands.

“Electronic Signature” means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature (elektronische gekwalificeerde handtekening) within the meaning of Article 3 of Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC, and article 3:15a BW.

“Form 8-K ” means the Issuer’s current report on Form 8-K to which this opinion is filed as an exhibit, reporting the issue of the Notes (excluding any documents incorporated by reference into the report and any exhibits to the report).

“Guarantee” means the guarantee of the Notes from the Guarantor included in the Notes.

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“Guarantor” means Turlock B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) with seat in Amsterdam, Trade Register Number 08169375.

“Indenture” means the indenture dated 18 May 2023, between among others, the Issuer (as defined therein), each of the guarantors thereto (including the Guarantor) and the Trustee.

“Issuer” means Eaton Corporation.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“May 2023 Board Resolution” means the written resolution of the management board of the Guarantor dated 15 May 2023.

“Notes” means the USD 500,000,000 4.350% Notes due 2028 and includes, where the context permits the Notes, including the Guarantee, in all forms referred to in this opinion.

“Offer Regulations” means:

(a)	Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council with regard to regulatory technical standards on key financial information in the summary of a prospectus, the publication and classification of prospectuses, advertisements for securities, supplements to a prospectus, and the notification portal, and repealing Commission Delegated Regulation (EU) No 382/2014 and Commission Delegated Regulation (EU) 2016/301;

(b)	Commission Delegated Regulation (EU) 2019/980 of 14 March 2019 supplementing Regulation (EU) 2017/1129 of the European Parliament and of the Council as regards the format, content, scrutiny and approval of the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Commission Regulation (EC) No 809/2004;

(c)	Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse; and

(d)	Commission Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies to the extent applicable to the Prospectus.

“Parent” means Eaton Corporation plc.

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“Power of Attorney” means each of:

(a)	the power of attorney to each of the Guarantor’s managing directors or any of its proxyholders which are registered at the relevant time with the Dutch Chamber of Commerce, included in the September 2021 Board Resolution; and

(b)	the power of attorney to each of the Guarantor’s managing directors or any of its proxyholders which are registered at the relevant time with the Dutch Chamber of Commerce, included in the May 2023 Board Resolution.

“Preliminary Prospectus Supplement” means the preliminary prospectus supplement dated 15 May 2023.

“Preventive Restructuring Processes” means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

“Prospectus” means the Base Prospectus as supplemented by the Preliminary Prospectus Supplement and the Prospectus Supplement.

“Prospectus Regulation” means Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC.

“Prospectus Supplement” means the final prospectus supplement dated 15 May 2023.

“Registration” means the registration of the Notes with the SEC under the Securities Act.

“Registration Statement” means the registration statement on Form S-3 dated 15 September 2021 in relation to the Registration (including the Base Prospectus, but excluding any documents incorporated by reference in it and any exhibits to it).

“Sanctions List” means each of:

(a)	each list referred to in:

(i)	Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii)	Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da’esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; and

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(iii)	Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; or

(b)	the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“September 2021 Board Resolution” means the written resolution of the management board of the Guarantor dated 15 September 2021.

“Terms Agreement” means a terms agreement dated 15 May 2023 between the Issuer, each of the guarantors thereto (including the Guarantor) and the Underwriters, together with the Underwriting Agreement attached thereto.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.

“Third Supplemental Indenture” means the third supplemental indenture, dated 18 May 2023, among the Issuer, each of the guarantors thereto (including the Guarantor) and the Trustee.

“Trade Register Extract” means each Trade Register extract relating to the Guarantor provided by the Chamber of Commerce and dated 9 September 2021 and 17 May 2023.

“Trustee” means The Bank of New York Mellon Trust Company, N.A.

“Underwriters” means each of:

(a)	BNP Paribas Securities Corp.,

(b)	Goldman Sachs & Co. LLC; and

(c)	J.P. Morgan Securities LLC;

as representatives of the several underwriters named in the Terms Agreement.

“Wft” means the Financial Markets Supervision Act (Wet op het financieel toezicht).

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